UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.  Other Events.

On October 25, 2010, Digital River, Inc., a Delaware corporation (“Digital River”) issued a press release announcing its intention to sell, subject to market and other conditions, $250 million of Convertible Senior Notes due 2030 in a private, unregistered offering. Digital River expects to grant the initial purchasers a 30-day option to purchase up to an additional $37.5 million principal amount of the notes.  In connection with the proposed offering, the Board of Directors has authorized the repurchase of up to $35 million of its common stock. A copy of this press release is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1      Press release dated October 25, 2010 regarding the offering of convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

		By:	/s/ Thomas M. Donnelly
Name: Thomas M. Donnelly
Title: Chief Financial Officer
Date:	October 25, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 25, 2010 regarding the offering of convertible senior notes.